UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 8, 2003


                             Klever Marketing, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)



            Delaware                    000-18730                363688583
-------------------------------      ----------------        -------------------
(State or other jurisdiction of      (Commission File          (IRS Employer
     incorporation) Number)                                  Identification No.)



            350 West Broadway, Suite 201, Salt Lake City, Utah 84101
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)





        Registrant's telephone number, including area code (801) 322-1221
                                                           --------------




                                       N/A
         (Former name or former address, if changed since last report.)

Item 9.  Regulation FD Disclosure

The Board of Klever Marketing has determined that the condition for the Closing of the Acquisition Agreement dated July 29, 2003, by, between and among Klever Marketing, Inc., Dennis Shepherd, and Jonathan Chollett, (two individual shareholders of S&C Medical, Inc.) has not and cannot be satisfied and that the said shareholders have materially breached the Agreement. Klever Marketing has informed the said shareholders that as a result of the above that the Agreement has terminated, a Closing cannot and will not take place and that it considers the proposed acquisition of 80% of the said shareholders' stock of S&C Medical, Inc. to be null and void.

                                                    SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             Klever Marketing, Inc.


Date: December 8, 2003                      By: /s/ D. Paul Smith
                                            ------------------
                                            D. Paul Smith, Chairman